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                                                                      Exhibit 23


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-63518 of Fifth Third Bancorp on Form S-8 of our report dated June 21, 2002, appearing in this Annual Report on Form 11-K of the Old Kent Thrift Plan for the year ended December 31, 2001.

/s/ Deloitte & Touche LLP
Cincinnati, Ohio
June 28, 2002